SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 31, 2002
                        (Date of Earliest Event Reported)

                      JOHN HANCOCK FINANCIAL SERVICES, INC.
               (Exact name of registrant as specified in charter)

                         Commission File Number: 1-15607

                  DELAWARE                                       04-3483032
(State or other jurisdiction of incorporation                 (I.R.S. Employer
              or organization)                               Identification No.)

                               John Hancock Place
                           Boston, Massachusetts 02117
                    (Address of principal executive offices)

                                 (617) 572-6000
              (Registrant's telephone number, including area code)

Item 5.     Other Information.

            On October 31, 2002, John Hancock Financial Services, Inc., a Delaware corporation, issued a press release, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.     Financial Statements and Exhibits.

            (c) Exhibits

            Exhibit No.                  Item
            -----------                  ----

            99 Press Release of John Hancock Financial Services, Inc., dated October 31, 2002.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  JOHN HANCOCK FINANCIAL SERVICES, INC.


Date:  November 1, 2002           By:  /s/Thomas E. Moloney
                                       --------------------
                                       Thomas E. Moloney
                                       Senior Executive Vice President &
                                       Chief Financial Officer

                                                                      Exhibit 99

                     John Hancock Financial Services Third Quarter 2002 Earnings
--------------------------------------------------------------------------------

                                          [JOHN HANCOCK FINANCIAL SERVICES LOGO]

News

John Hancock Financial Services Reports Third Quarter 2002 Net Operating Income
                               of $0.64 Per Share

o Results Include Previously Announced Reduction of $0.09 Per Share Due to Deferred Acquisition Cost Adjustment

o     Company Says 2003 Net Operating EPS Expected to Grow 7%-11%

================================================================================
Earnings summary          3rd quarter 2002    3rd quarter 2001**        % change
--------------------------------------------------------------------------------
Net operating income                 $0.64                 $0.66          (3.0%)
per-share diluted*

Net income                           $0.54                 $0.54              0%
per-share diluted*

Net operating income*               $185.8                $201.5          (7.8%)

Net income*                         $158.1                $165.2          (4.3%)

Average shares               290.8 million         306.0 million          (5.0%)
outstanding diluted

Net operating income                 13.1%                 14.3%              --
ROE*
================================================================================

* See Net Income section below for reconciliation of net operating income to net income.
** Prior-year quarterly results restated for adoption, in the fourth quarter of 2001, of Statement of Accounting Position 00-3, Accounting by Insurance Enterprises for Demutualizations and Formations of Mutual Insurance Holding Companies and Certain Long-Duration Participating Contracts.

      BOSTON (October 31, 2002) - John Hancock Financial Services, Inc. today reported net operating income for the third quarter of 2002 of $185.8 million, or $0.64 per share diluted. As previously reported, net operating income for the quarter was reduced $27.5 million, or $0.09 per share, by an adjustment to the company's deferred acquisition cost (DAC) asset to reflect the impact of weak equity markets on variable annuity and variable life insurance profitability.

      In the third quarter of 2001, John Hancock had net operating income of $201.5 million, or $0.66 per share diluted.

      Net income for the most-recent quarter was $158.1 million, compared with $165.2 million a year ago. Net income per share was $0.54 in each period, reflecting fewer weighted average shares outstanding in the quarter just ended.

                                     -more-

                     John Hancock Financial Services Third Quarter 2002 Earnings

      Net income for the quarter included realized investment losses of $23.7 million, compared with net realized losses of $37.1 million in the year-ago quarter.

      Gross fixed income impairments in the quarter were $110.2 million pretax; additionally, gross losses on equity from collateralized debt obligations were $19.9 million. These losses were largely offset by gains from fixed income prepayments, sales of equity securities, and changes in fair value of hedging securities used to provide protection in a low interest rate environment to meet the fixed-rate guarantees on certain company liabilities.

      Third Quarter 2002 Highlights

            o Excluding the DAC adjustment, net operating earnings per share would have been $0.73, up 10.6% from $0.66 in the year-ago quarter.

            o Consolidated results benefited from a lower tax rate and, for per-share results, ongoing share repurchases.

            o Net operating income increased over the year-ago quarter in the company's institutional spread-based products and retail fixed annuity businesses, driven by growth in invested assets, and in its Canadian life insurance business, driven by mortality and surrender gains, and other reserve changes.

            o Net operating earnings were flat versus the year-ago quarter in the retail mutual fund business and lower in institutional investment management businesses due to lower assets under management resulting from equity market depreciation.

            o Core life insurance sales, excluding corporate-owned and bank-owned life (COLI/BOLI), were up 33% to $58.9 million from a year ago.

            o Retail fixed annuity sales were up 48% to $618.5 million from last year.

            o Institutional spread-based product sales were $763.6 million, compared with $1.1 billion a year earlier, as the company maintained pricing discipline and did not chase sales.

      "Hancock has not escaped the damage caused by volatile financial markets, as this quarter's DAC charge and higher-than-average credit losses make clear. The company continues to gain ground in the retail life and annuity markets and effectively manage the growth and profitability of our spread-based products," said David F. D'Alessandro, chairman and chief executive officer. "We grew core life sales at a strong rate in the quarter, gaining market share and winning more business with key distributors. We expanded spread-based assets under management and maintained investment spreads within our targets, even as interest rates fell dramatically. And we kept operating expenses in line while we invested to expand our core businesses."

      The DAC charge of $27.5 million after-tax, announced by the company on October 25, resulted from a change in assumptions for future market growth in its variable annuity and variable life product lines. The company changed its long-term assumptions for future market growth to 8% from 9% and lowered its assumptions for the maximum returns it can expect over a five-year "reversion to the mean" scenario to 13% from the mid-teens. Hancock calculates that the related DAC asset is fully recoverable.

                     John Hancock Financial Services Third Quarter 2002 Earnings

      "By changing these assumptions, we believe we have correctly followed GAAP accounting and consistently applied Hancock's methodology for these products," said Thomas E. Moloney, senior executive vice president and chief financial officer. "We examined the so called 'fresh start' option of resetting our reversion-to-the-mean to be consistent with our long-term 8% assumption or changing our accounting methodology by eliminating the reversion process. But we concluded that since the ultimate recoverability of DAC was not an issue, the approach we took was consistent with our interpretation of FAS 97 and was the appropriate action to take. In the spirit of transparency in disclosure, however, a 'fresh start' would have amounted to an additional charge of about $18 million after-tax, or $0.06 per share.

      "While a number of factors contribute to DAC amortization rates, looking only at the impact of lower-than-expected separate account performance, an 8% return versus achieving our 13% assumed reversion rate would result in a quarterly increase of about $2.2 million pretax in amortization for both product lines combined," Moloney said. "Variable annuities historically have not been a large contributor to our total earnings, and clearly any potential DAC increases are relatively small compared with annual net operating income of about $800 million."

      Financial Outlook: Fourth Quarter 2002 and 2003

      As previously reported, Hancock expects 2002 growth in net operating income of 5%-9% over $2.62 per share in 2001, which implies fourth quarter net operating EPS of $0.71-$0.82. In the fourth quarter of 2001, Hancock's net operating EPS was $0.71.

      The company also established guidance for 2003 net operating EPS growth of 7%-11%, based on our expectations of reasonable improvements in equity markets and the overall economy. Guidance is based on expectations of continued solid sales growth in core retail and institutional operations, continued management of spreads, and ongoing expense management, as well as offsets from several factors, including:

            o Anticipated higher employee pension costs of $0.10-$0.15 per share, driven by the impact of weak equity markets on plan assets and potential adjustments to plan assumptions.

            o Costs of about $0.04 per share from the implementation, on a prospective basis, of employee stock-option expense accounting in keeping with emerging industry practices.

            o The company's decision to discontinue beginning in 2003 its common stock repurchase program pending further assessment of general economic and market conditions.

      "The added pension and employee stock-option costs will make double-digit growth harder to achieve, said D'Alessandro. "Our forecast continues to be refined, but we face many uncertainties, including the direction of the economy, equity markets, and interest rates." D'Alessandro said the earnings guidance was also based on expectations that impairments on fixed income securities would improve substantially from the 2002 and 2001 levels, but still remain higher than Hancock's long-term historic average. Guidance also anticipates an increase in mortgage loan losses from historically low levels in 2002.

                     John Hancock Financial Services Third Quarter 2002 Earnings

      Business Segment Highlights

                               Protection Segment

Net operating income pretax (millions)
-----------------------------------------------------------------------------------------------------------------

                           Q3 2002     Q3 2001     %
                                                   Change        Comment
Total Protection           $112.3      $113.7      (1.2%)

   Traditional life        $44.4       $42.0       5.7%          Earnings growth was driven by a 19% decline in
                                                                 operating expenses, partially offset by a
                                                                 decline in investment income due to a lower
                                                                 earned portfolio rate outside the Closed Block.

   Nontraditional          $33.7       $42.5       (20.7%)       Earnings decline resulted from a charge of
   life                                                          $13.1m pretax related to a DAC unlocking due to
                                                                 weak separate account performance and a change
                                                                 in market growth assumptions, partially offset
                                                                 by improved mortality.

   Long-term               $33.5       $30.4       10.2%         Earnings growth was driven by lower unit costs,
   care                                                          higher premium margins, and an increase in
                                                                 invested assets, partially offset by a lower
                                                                 earned portfolio rate and lower policy lapses.

Sales (millions)
-----------------------------------------------------------------------------------------------------------------
   Core life*              $58.9       $44.2       33%           Strong sales growth reflected a 64% gain in
                                                                 single-life universal and variable products
                                                                 across all distribution channels, partially
                                                                 offset by a 14% decline in survivorship product
                                                                 sales.

   Total life**            $78.6       $83.0       (5%)          A 49% drop in COLI/BOLI product sales more than
                                                                 offset the 51% increase in single-life product
                                                                 sales.

   Long-term               $35.2       $33.1       6%            Hancock's new product suite contributed to a 31%
   care                                                          gain in individual LTC, which was partially
                                                                 offset by 70% decline in group LTC from the
                                                                 year-ago quarter, when sales benefited from
                                                                 one-time plan upgrades and merger-related plan
                                                                 consolidations.

*Excludes corporate-and bank-owned life (COLI/BOLI)
**Include COLI/BOLI

                     John Hancock Financial Services Third Quarter 2002 Earnings

                             Asset Gathering Segment

Net operating income pretax (millions)
-------------------------------------------------------------------------------------------------------------

                        Q3            Q3           % Change
                        2002          2001                       Comment
Total asset             $22.7         $56.1        (59.5%)
gathering

   Fixed                $33.4         $26.6        25.6%         Earnings growth was driven by a 34% increase
   annuities                                                     in account balances due to strong sales,
                                                                 partially offset by a lower net investment
                                                                 spread. Year-to-date spread has averaged 200
                                                                 basis points.

   Variable             ($32.6)       $4.7         --            Loss was driven by a $36.1m pretax DAC
   annuities                                                     unlocking due to weak separate account
                                                                 performance and a change in market growth
                                                                 assumptions. The impact of higher guaranteed
                                                                 minimum death benefit payments was $1.6m.

   Mutual               $19.7         $21.8        (9.6%)        Lower earnings were driven by lower asset
   funds                                                         management fees, as market depreciation
                                                                 reduced average AUM by 13%. The decline was
                                                                 partially offset by a 28% reduction in
                                                                 operating expenses.

Sales (millions)
-------------------------------------------------------------------------------------------------------------
Fixed annuity           $618.5        $419.1       48%           Higher sales over the 2001 quarter were
                                                                 driven by growth of 35% in the bank channel
                                                                 and 71% in the Signator network.

Variable annuity        $267.3        $151.1       77%           Sales increase from variable products
                                                                 offering fixed income investments.

Mutual                  $1,587.0      $841.7       89%           Sales growth was driven by an initial public
funds                                                            offering of $622m for an exchange-listed
                                                                 closed end fund and a new $245m
                                                                 institutional account.

                     John Hancock Financial Services Third Quarter 2002 Earnings

Average Account Balances (millions)
---------------------------------------------------------------------------------------------------------------

                        Q3            Q3           % Change
                        2002          2001                       Comment
Fixed annuity           $8,012        $5,985       34%           Asset growth was driven by continued strong
                                                                 sales and lower lapse rates.

Variable annuity        $5,412        $6,284       (14%)         A decline in assets was driven by market
                                                                 depreciation of $553m during the quarter and
                                                                 higher lapse rates, partially offset by
                                                                 increased sales.

Mutual funds            $25,441       $29,172      (13%)         AUM decline was driven by market
                                                                 depreciation of $1.7b, partially offset by
                                                                 net sales of $316m.

               Guaranteed & Structured Financial Products Segment

Net operating income pretax (millions)
---------------------------------------------------------------------------------------------------------------

                         Q3 2002     Q3            % Change
                                     2001                       Comment
Total GSFP               $112.3      $93.6         20.0%

   Spread-               $103.5      $85.1         21.6%        Earnings growth driven by stable interest rate
   based                                                        margins earned on a growing asset base, up 12%,
                                                                and a one-time annuity underwriting gain of
                                                                $5.2m. Net interest margin was 142 basis points
                                                                vs. 143 basis points a year earlier.

   Fee-based             $8.8        8.5           3.5%         Earnings increase driven by lower separate
                                                                account expenses.

                     John Hancock Financial Services Third Quarter 2002 Earnings

Spread-based Sales (millions)
---------------------------------------------------------------------------------------------------------------

                         Q3 2002     Q3            %
                                     2001          Change        Comment
Guaranteed               $196.2      $89.0         120%          Sales increased from a very weak year-ago
investment                                                       quarter.
contracts

Funding                  $465.6      $1,010.7      (54%)         Sales were lower as the company maintained
agreements                                                       pricing discipline amid weaker market demand.

Group annuities          $30.4       $18.3         67%           Increased structured settlement sales
                                                                 partially offset the impact of aggressive
                                                                 pricing by some players in the traditional
                                                                 annuity market.

Signature                $71.4       --            --            A new retail notes program was successfully
Notes                                                            launched in the quarter, with average weekly
                                                                 sales now running at $20 million.

                          Investment Management Segment

Net operating income pretax (millions)
---------------------------------------------------------------------------------------------------------------

                       Q3 2002     Q3           % Change
                                   2001                       Comment
Total Inv. Mgmt.       $8.3        $11.1        (25.2%)

   Indepen-            $2.4        $4.5         (46.7%)       Earnings declined due to lower asset management
   dence                                                      fees on lower average AUM ($18.3b vs. $20.3b).
   Investment                                                 Market depreciation was $2.0b over last 23
                                                              months, while net sales were $175.0m.

   Other Inv.          $5.9        $6.6         (10.6%)       Lower earnings reflect $3.4m of income in the
   Mgmt.                                                      2001 quarter from a discontinued energy
                                                              investment unit and lower income from commercial
                                                              mortgage securitizations. This was partially
                                                              offset by higher fee income from affordable
                                                              housing investments and bond investment
                                                              management.

                     John Hancock Financial Services Third Quarter 2002 Earnings

                            Corporate & Other Segment

Net operating income pretax (millions)
---------------------------------------------------------------------------------------------------------------

                       Q3            Q3           %
                       2002          2001         Change       Comment
Total Corp.            ($5.8)        $16.0        --
& Other

   Maritime            $37.5         $10.0        275%         Earnings increase was driven by favorable
                                                               experience in life, investment products, and
                                                               group health, the acquisition in January 2002
                                                               of Royal and Sun Alliance Life of Canada, and
                                                               a gain of $8.2 million from reserve changes
                                                               for investment products.

   Other               ($43.3)       $6.0         --           Earnings declined on lower investment income
   Corporate                                                   on partnership-type assets and lower capital,
                                                               which was used to fund business unit growth
                                                               and share repurchases. On an after-tax basis,
                                                               which reflects the effects of the
                                                               tax-advantaged investments deployed in the
                                                               segment, net operating income rose up 5.8% to
                                                               $23.5m.

      Net Income

      Net income includes net realized investment gains and losses and unusual or non-recurring events and transactions and certain other items that the company believes are not indicative of overall operating trends.

      Hancock uses net operating income to evaluate what it considers the normal, ongoing operations of its business segments and as a basis for management incentives. However, net operating income pretax or after-tax, the definition of which can vary among companies, is not a substitute for the net income presented in this press release and certain company filings with the Securities and Exchange Commission, including our annual reports on Form 10-K.

                     John Hancock Financial Services Third Quarter 2002 Earnings

      The following table shows adjustments made to net operating income to reconcile with net income:

=================================================================================================
                                                        3rd quarter 2002         3rd quarter 2001
-------------------------------------------------------------------------------------------------
Net operating income                                              $185.8                   $201.5

   Net realized capital gains (losses)                            ($23.7)                  ($37.1)

   Surplus tax credit                                                 --                     $3.8

   Restructuring/other                                             ($4.0)                   ($3.0)

-------------------------------------------------------------------------------------------------
      Total non-operating items                                   ($27.7)                  ($36.3)
-------------------------------------------------------------------------------------------------

Net income                                                        $158.1                   $165.2

Net income per share diluted                                       $0.54                    $0.54

Net income ROE                                                     11.1%                    11.8%
=================================================================================================

      Stock Repurchase Program

      As part of its ongoing stock repurchase program, the company bought 4.0 million shares during the quarter at an average price of $30.87 a share.

      Additional Financial Data

      The following table provides additional financial data:

===============================================================================================
                                                             September 30          September 30
                                                                     2002                  2001
-----------------------------------------------------------------------------------------------
Shareholders' equity
(excluding FAS 115 market adjustment)                      $5,776 million        $5,623 million

   Per share                                                       $20.03                $18.76

Shareholders' equity
(including FAS 115 market adjustment)                      $6,079 million        $6,032 million

   Per share                                                       $21.08                $20.13

End of period shares outstanding                           288.35 million        299.67 million
-----------------------------------------------------------------------------------------------
Assets under management
     General account                                        $64.2 billion         $56.7 billion
     Separate account                                       $19.6 billion         $21.9 billion
     Third party                                            $37.4 billion         $40.2 billion
-----------------------------------------------------------------------------------------------
Total consolidated                                         $121.2 billion        $118.8 billion
===============================================================================================

                     John Hancock Financial Services Third Quarter 2002 Earnings

      Forward-looking Statements

      The statements, analyses, and other information contained herein relating to trends in the company's operations and financial results, the markets for the company's products, the future development of the company's business, and the contingencies and uncertainties to which the company may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their potential effects on the company.

      Future events and their effects on the company may not be those anticipated by management. John Hancock's actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in our Form 10-K for the year ended December 31, 2001, and other documents filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following: changes in general economic conditions; the performance of financial markets and interest rates; customer responsiveness to existing and new products and distribution channels; competitive and business factors; new tax or other legislation; and government regulation.

      The company specifically disclaims any obligation to update or revise any forward looking information, whether as a result of new information, future developments or otherwise.

      Conference Call

      John Hancock will discuss third-quarter results during a conference call on Friday, November 1, 2002, at 10:00 a.m. Eastern Time. The conference call will be available live -- and for replay -- at www.jhancock.com/investor.

      The live call can also be accessed by telephone in the U.S. at (703) 871-3021, and a rebroadcast will be available through November 7, 2002, at (703) 925-2533. The replay access code will be 6158300.

      This press release, the company's quarterly financial supplement, and other financial documents may be obtained from www.jhancock.com/investor.

      John Hancock Financial Services, Inc., with $121.2 billion in assets under management, provides a wide range of insurance and investment products and services to individual and institutional customers.

      Contacts

      Media: Roy Anderson, 617-572-6385; Leslie Uyeda, 617-572-6387
      Investors: Jean Peters, 617-572-9282; Larry Edelman, 617-572-0521

      Supplemental Financial Information Follows

                     John Hancock Financial Services Third Quarter 2002 Earnings

Supplemental Financial Information

      Unaudited Consolidated Operating Income Statements
      ($ millions)

                                                                   Three months ended             Nine months ended
                                                                      September 30,                 September 30,
                                                                   2002           2001           2002           2001
                                                                 -----------------------       -----------------------
Revenues
          Premiums                                                 $806.7         $717.3       $2,512.7       $2,589.3
          Universal life and investment-type
            product charges                                         212.7          199.8          613.5          561.4
          Net investment income                                     968.6          992.8        2,917.6        2,969.7
          Net realized investment gains (losses)                      0.9            1.0            1.9            3.5
          Investment management revenues/
            commissions/other fees                                  124.8          143.7          405.3          450.2
          Other revenue                                              56.3           52.2          183.0          114.4
                                                                 -----------------------       -----------------------
            Total revenues                                        2,170.0        2,106.8        6,634.0        6,688.5

Benefits and expenses
          Benefits to policyholders                               1,303.4        1,267.9        3,987.6        4,119.4
          Other operating costs and expenses                        322.1          342.8        1,072.7        1,061.9
          Amortization of deferred policy acquisition costs         151.1           79.4          299.9          249.2
          Dividends to policyholders                                143.6          126.2          438.3          408.2
                                                                 -----------------------       -----------------------
            Total benefits and expenses                           1,920.2        1,816.3        5,798.5        5,838.7

          Pre-tax operating income                                  249.8          290.5          835.5          849.8

Income taxes                                                         64.0           89.0          233.4          258.9
                                                                 -----------------------       -----------------------

After-tax operating income                                         $185.8         $201.5         $602.1         $590.9
                                                                 -----------------------       -----------------------

          After-tax adjustments:

               Net realized investment gains/(losses)               (23.7)         (37.1)        (170.9)         (63.2)

               Restructuring charges                                 (4.0)          (3.0)          (8.8)            --

               Class action lawsuit                                    --             --          (19.5)         (22.3)

               Surplus tax                                             --            3.8             --            3.8

               Change in accounting principles                         --             --             --            7.2
                                                                 -----------------------       -----------------------
          Net Income                                               $158.1         $165.2         $402.9         $516.4
                                                                 =======================       =======================

                     John Hancock Financial Services Third Quarter 2002 Earnings

Consolidated Balance Sheets
($ millions)

                                                          September 30,
                                                               2002       December 31,
                                                           (unaudited)        2001
                                                          ----------------------------
Assets

Investments
Fixed maturities:
        Held-to-Maturity - at amortized costs
        (fair value: 2002 - $1,871.3; 2001 - $1,914.1)       $1,812.5       $1,930.0
        Available-for-sale - at fair value
        (cost: 2002 - $43,519.1; 2001 - $38,742.0)           44,326.1       39,160.3
        Trading securities - at fair value
        (cost: 2002 - $18.8; 2001 - $16.4)                       19.2           16.5
Equity securities:
        Available-for-sale - at fair value
        (cost: 2002 - $652.9; 2001 - $752.3)                    692.6          886.8
        Trading securities - at fair value
        (cost: 2002 - $297.4; 2001 - $289.5)                    253.9          304.1
Mortgage loans on real estate                                11,734.5       10,993.2
Real estate, net of accumulated depreciation                    356.2          442.4
Policy loans                                                  2,018.8        2,008.2
Short-term investments                                           90.1          153.5
Other invested assets                                         2,270.8        1,786.1
                                                          ----------------------------
        Total Investments                                    63,574.7       57,681.1

Cash and cash equivalents                                     1,067.9        1,313.7
Accrued investment income                                       856.8          782.1
Premiums and accounts receivable                                337.3          253.8
Deferred policy acquisition costs                             3,877.7        3,717.4
Reinsurance recoverable                                       1,896.2        1,909.3
Other assets                                                  2,902.0        2,768.3
Separate accounts assets                                     19,622.8       22,718.5
                                                          ----------------------------

        Total Assets                                        $94,135.4      $91,144.2
                                                          ============================

                     John Hancock Financial Services Third Quarter 2002 Earnings

($ millions)

                                                                 September 30,
                                                                     2002         December 31,
                                                                  (Unaudited)         2001
                                                                 -----------------------------
Liabilities and Shareholders' Equity

Liabilities
Future policy benefits                                             $38,073.4       $34,938.7
Policyholders' funds                                                22,492.6        20,762.8
Unearned revenue                                                       863.2           809.3
Unpaid claims and claim expense reserves                               203.4           262.7
Dividends payable to policyholders                                     590.9           578.1
Short-term debt                                                        243.6            81.0
Long-term debt                                                       1,342.4         1,359.1
Income taxes                                                         1,025.5           866.9
Other liabilities                                                    3,476.3         2,779.8
Separate accounts liabilities                                       19,622.8        22,718.5
                                                                 -----------------------------

      Total Liabilities                                             87,934.1        85,156.9

Minority Interest                                                      122.3           122.3

Shareholders' Equity

Common stock, $.01 par value; 2.0 billion shares authorized;
      317.2 and 315.9 million shares issued in 2002 and 2001,
      respectively                                                       3.2             3.2
Additional paid in capital                                           5,119.4         5,099.3
Retained earnings                                                    1,609.6         1,206.7
Unrealized appreciation on AFS securities                              302.8           327.4
Foreign currency translation adjustment                                (74.1)          (80.6)
Additional pension liability                                           (34.2)          (37.9)
Cash flow hedges                                                       196.0            19.1
Treasury stock, at cost (29.0 million and 18.5 million
      shares, in 2002 and 2001, respectively)                       (1,043.7)         (672.2)
                                                                 -----------------------------

      Total Shareholders' Equity                                     6,079.0         5,865.0
                                                                 -----------------------------

      Total Liabilities and Shareholders' Equity                   $94,135.4       $91,144.2
                                                                 =============================

                     John Hancock Financial Services Third Quarter 2002 Earnings

Unaudited Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income
($ millions)

                                                                                                       Accum.
                                                              Additional                               Other              Total
                                                  Common        Paid in     Retained      Treasury      Comp.          Sh'holders'
                                                   Stock        Capital     Earnings       Stock       Income            Equity
                                                -----------------------------------------------------------------------------------
Balance at July 1, 2001                             $3.2       $5,094.4     $1,031.6      ($402.9)     $262.4           $5,988.7

Additional Paid in Capital                                          1.7                                                      1.7

Comprehensive income:
  Net income                                                                   165.2                                       165.2
  Other comprehensive income,
    net of tax:
  Net unrealized gains (losses)                                                                          41.2               41.2
  Foreign currency translation adjustment                                                               (18.2)             (18.2)
  Cash flow hedges                                                                                       34.2               34.2
                                                                                                                      -------------
Comprehensive income                                                                                                       222.4

Treasury stock acquired                                                                    (181.1)                        (181.1)
                                                -----------------------------------------------------------------------------------
Balance at September 30, 2001                       $3.2       $5,096.1     $1,196.8      ($584.0)     $319.6           $6,031.7
                                                ===================================================================================

Balance at July 1, 2002                             $3.2       $5,114.4     $1,451.5      ($918.8)     $317.0           $5,967.3

Additional Paid in Capital                                          5.0                                                      5.0

Comprehensive income:
  Net income                                                                   158.1                                       158.1
  Other comprehensive income,
    net of tax:
  Net unrealized gains (losses)                                                                         (67.2)             (67.2)
  Foreign currency translation adjustment                                                               (22.1)             (22.1)
  Minimum pension liability                                                                               1.2                1.2
  Cash flow hedges                                                                                      161.6              161.6
                                                                                                                      -------------
Comprehensive income                                                                                                       231.6

Treasury stock acquired                                                                    (124.9)                        (124.9)
                                                -----------------------------------------------------------------------------------
Balance at Septemer 30, 2002                        $3.2       $5,119.4     $1,609.6    ($1,043.7)     $390.5           $6,079.0
                                                ===================================================================================

                     John Hancock Financial Services Third Quarter 2002 Earnings

September 30, 2002
Sales by Segment

Protection
($million)

--------------------------------------------------------------------------------------------------
                                                                                    Var vs.
                                           Q3           Q3          Q2      ----------------------
                                          2002         2001        2002       Q3' 01      Q2' 02
--------------------------------------------------------------------------------------------------
                      Variable life       $29.9        $29.1       $29.1         3%          3%
--------------------------------------------------------------------------------------------------
                     Long-term care       $35.2        $33.1       $32.0         6%         10%
--------------------------------------------------------------------------------------------------
             Universal, Term, Whole       $29.0        $15.1       $28.5        92%          2%
--------------------------------------------------------------------------------------------------
                     Corporate life       $15.7        $30.8       $18.7       -49%        -16%
--------------------------------------------------------------------------------------------------
                               BOLI        $4.0         $8.0        $5.2       -50%        -23%
--------------------------------------------------------------------------------------------------

Asset Gathering
($million)

--------------------------------------------------------------------------------------------------
                                                                                    Var vs.
                                           Q3           Q3          Q2      ----------------------
                                          2002         2001        2002       Q3' 01      Q2' 02
--------------------------------------------------------------------------------------------------
                    Fixed annuities      $618.6       $419.1      $720.6        48%        -14%
--------------------------------------------------------------------------------------------------
                 Variable annuities      $267.3       $151.2      $143.2        77%         87%
--------------------------------------------------------------------------------------------------
             Total retail annuities      $885.9       $570.3      $863.8        55%          3%
--------------------------------------------------------------------------------------------------
                       Mutual funds    $1,587.0       $841.7      $744.0        89%        113%
--------------------------------------------------------------------------------------------------

Guaranteed & Structured Financial Products
($million)

--------------------------------------------------------------------------------------------------
                                                                                    Var vs.
                                           Q3           Q3          Q2      ----------------------
                                          2002         2001        2002       Q3' 01      Q2' 02
--------------------------------------------------------------------------------------------------
            GICs/Funding Agreements      $661.8     $1,099.7      $863.3       -40%        -23%
--------------------------------------------------------------------------------------------------
                    Group annuities       $30.4        $18.3      $197.6        66%        -85%
--------------------------------------------------------------------------------------------------
                    Signature Notes       $71.4           --          --        N/A         N/A
--------------------------------------------------------------------------------------------------
         Fee-based pension products          --           --       $69.3        N/A       -100%
--------------------------------------------------------------------------------------------------

                     John Hancock Financial Services Third Quarter 2002 Earnings

Investment Management
($million)

--------------------------------------------------------------------------------------------------
                                                                                    Var vs.
                                           Q3           Q3          Q2      ----------------------
                                          2002         2001        2002       Q3' 01      Q2' 02
--------------------------------------------------------------------------------------------------
            Independence Investment      $628.1       $595.0      $683.6         6%         -8%
--------------------------------------------------------------------------------------------------
                        Other sales      $320.1       $175.5      $252.5        82%         27%
--------------------------------------------------------------------------------------------------
                              Total      $948.2       $770.5      $936.1        23%          1%
--------------------------------------------------------------------------------------------------

                      Source of data: Financial Supplement